UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2020 (May 25, 2020)

IONIX TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000- 54485	45-0713638
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Rm 608, Block B, Times Square, No. 50 People Road, Zhongshan District,

Dalian City, Liaoning Province, China 116001

(Address of principal executive offices, including zip code)

+86-411-88079120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:         None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of the principal U.S. market
Common Stock, par value $0.0001 per share	IINX	OTCQB marketplace of OTC Markets, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers’ Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2020, Mr. Hui Zhang resigned as a member of the Board of Directors and Chairman of the Audit Committee of Ionix Technology, Inc., a Nevada corporation (the “Company”). The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Appointment

On May 25, 2020, effective upon Mr. Zhang’s resignation, Ms. Yongping Wang (“Ms. Wang”) was appointed to serve as a member of the Board of Directors of the Company and Chairman of the Audit Committee and has accepted such appointment. The Board has determined that Ms. Wang is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations.

The biography for Ms. Wang is set forth below.

Ms. Yongping Wang, 52, graduated and acquired a Bachelor’s degree from China Dongbei University of Finance and Economics in 1992 where she majored in Accounting. From 1992 to 1997, Ms. Wang served as Director of accounting for the Bihai Villa Hotel in Dalian. In this role, Ms. Wang was responsible for daily financial management which included ensuring compliance with regulatory matters such as taxation and banking. During this time, Ms. Wang also became qualified as an Intermediate Accountant of China. From 1997 to 2008, Ms. Wang took over management of the financial department of Dalian Daxian Limited (China) where she aided in the financial audits, was responsible for daily financial management, and she spearheaded a complete capital restructuring of the company. With multiple years of practical experience and knowledge under her belt, Ms. Wang began managing her own business. Since 2008, Ms. Wang has been sharing her knowledge of accounting with others through her accountant training studio by teaching accounting principles through the use of practical teaching methods.

Family Relationships

Ms. Wang is not related to any officer or Director of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ionix Technology, Inc.

Date: May 28, 2020	By	/s/ Cheng Li
Cheng Li
Duly Authorized officer, Chief Executive Officer